 POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Richard R. Dykhouse, Thomas E. Proost, Daniel J. Bollinger, Constance C. Kovach and Jennifer Dau-Sullivan, acting alone, as his true and lawful attorney-in-fact and agent, effective on the date hereof, for him and in his name, place and stead, in any and all capacities, to execute on behalf of him any and all Forms 3, 4, and 5 reporting beneficial ownership and changes in beneficial ownership of securities issued by Charter Communications, Inc. (Company) and any amendments and supplements to those forms, which, in the opinion of such attorney-in-fact, may be necessary, appropriate, or desirable to comply with Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act), as amended, and the rules and regulations promulgated thereunder (Rules), and to file such forms with the United States Securities and Exchange Commission (SEC) and NASDAQ.

 The undersigned hereby grants to each attorney-in-fact full power and authority to perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall automatically terminate as to named attorneys-in-fact six months after the undersigned ceases to be a Section 16 Reporting Person of the Company.  This Power of Attorney shall terminate as to each named attorney-in-fact whose employment by the Company and its affiliates shall terminate.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed.

Date: May 16, 2014    By:  /s/W. Lance Conn

 Print Name:  W. Lance Conn

Sec.16PowerAtty.doc